UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 17, 2005, Carrols Corporation (the “Company”) filed a Form 8-K under Item 4.01 thereto reporting that the Company was informed on August 11, 2005 by PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, that PwC would resign as the Company’s independent registered public accounting firm following completion of services related to the review of the Company’s interim financial statements for the quarter ended July 3, 2005.

The Form 8-K is hereby amended to add additional disclosures as follows:

On August 18, 2005, following the completion of services related to the review of the Company’s interim financial statements for the quarter ended July 3, 2005 and the filing of the Company’s Quarterly Report on Form 10-Q for the period ended July 3, 2005, PwC resigned as the Company’s independent registered public accounting firm. The Company’s Audit Committee is currently in the process of seeking the engagement of a new independent registered public accounting firm.

From August 12, 2005 through August 18, 2005, there were no disagreements on any matter of accounting principles, practices or financial statement disclosure with PwC that would have caused PwC to make reference thereto in their reports on the Company’s financial statements if such matters were not resolved to the satisfaction of PwC.

Also, from August 12, 2005 through August 18, 2005, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred.

The Company has provided PwC with a copy of this Amendment No. 1 to the Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the foregoing statements by the Company and, if not, stating the respects in which it does not agree. A copy of that letter from PwC is filed as Exhibit 16.1 to this Amendment No. 1 to Form 8-K.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated September 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carrols Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: September 1, 2005	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
Vice President, Chief Financial Officer and Treasurer